As filed with the Securities and Exchange Commission on March 10, 2008

Registration No. 333-149558

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

JOY GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	39-1566457
(States or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 East Wisconsin Avenue, Suite 2780

Milwaukee, Wisconsin 53202

(414) 319-8500

(Address, including zip code, of registrant’s principal executive offices)

JOY GLOBAL INC. 2007 STOCK INCENTIVE PLAN

(Full title of the plan)

Sean D. Major, Esq.

Executive Vice President, General Counsel and Secretary

Joy Global Inc.

100 East Wisconsin Avenue, Suite 2780

Milwaukee, Wisconsin 53202

(414) 319-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 under the Securities Act. The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the Joy Global Inc. 2007 Stock Incentive Plan as required by Rule 428(b)(1) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Joy Global Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) under the File Number 001-09299 are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the year ended October 26, 2007, filed on December 21, 2007;

•	The description of the Registrant’s common stock contained in the Registrant’s Current Report on Form 8-K filed December 22, 2004; and

•

The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A filed on July 17, 2002, including any amendment or report filed for the purpose of update such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or statement contained therein that is or is also deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Sean D. Major, Executive Vice President, General Counsel and Secretary of the Registrant, has rendered the opinion filed herewith as to the legality of the shares of the Common Stock being registered pursuant to this Registration Statement. As of March 10, 2008, Mr. Major owned options to purchase 30,000 shares of Common Stock. We expect that Mr. Major will receive shares registered hereby pursuant to future awards under the Joy Global Inc. 2007 Stock Incentive Plan.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability under section 174 of the DGCL for unlawful payment of dividends or unlawful stock purchases or redemptions; or (4) any transaction from which the director derived an improper personal benefit.

Article 6 of the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as presently existing or as amended, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders.

Section 145 of the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding provided that such person: (1) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (2) in a criminal action or proceeding the person had no reasonable cause to believe that his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the director, officer, employee, or agent of the corporation is adjudged to be liable to the corporation.

Where a current or former director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Registrant shall indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred by such person. Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify the person under Section 145.

Article III, Section 15 of the Registrant’s Amended and Restated Bylaws provides that each person who was or is made a party or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as director, officer, fiduciary or employee of another corporation or other enterprise, whether the basis of such proceeding is alleged action or inaction in any official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Registrant to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. With respect to an agent of the Registrant, a person serving as an agent of another corporation or other enterprise at the request of the Registrant, or a director, trustee, officer, employee or agent of another corporation or other enterprise of which the Registrant owns fifty percent or more, the Registrant’s Board of Directors may take action to cause the Registrant to provide indemnification to such persons with the same scope and effect as the as the foregoing indemnification of directors and officers or such lesser scope and effect as determined by the Board of Directors.

The right to indemnification conferred by Article III, Section 15 of the Amended and Restated Bylaws is a contract right and is not exclusive of any other right which any person may have or acquire. This right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition pursuant to the delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified, if the delivery of such an undertaking is required by the DGCL. The Registrant may maintain insurance, at its expense, to protect itself and any applicable person against any such expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against expense, liability, or loss under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.
(1)	The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities

Act of 1933;

(b)              To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	To include any material information with respect to the plan of distribution

not previously disclosed in this Registration Statement or any material      change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are to be offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)

The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on March 10, 2008.

JOY GLOBAL INC

By:
/s/ Michael W. Sutherlin
Michael W. Sutherlin
President, Chief Executive Officer, and
Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above an asterisk below hereby constitutes and appoints Michael W. Sutherlin as his attorney-in-fact and agent, with full power of substitution, for him, and in his name, place and stead, in any and all capacities: (i) to act on, sign and file with the United States Securities and Exchange Commission (the “Commission”) any and all amendments to this Registration Statement on Form S-8 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto; (ii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this Registration Statement and any amendments thereto; and (iii) to take any and all other actions that may be necessary or appropriate to effect the registration of the shares pursuant to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on March 10, 2008.

Signature	Title

/s/ Michael W. Sutherlin	President, Chief Executive Officer, and Director
Michael W. Sutherlin	(Principal Executive Officer)

/s/ James H. Tate	Chief Financial Officer and Director
James H. Tate	(Principal Financial Officer)

/s/ Michael S. Olsen	Chief Accounting Officer
Michael S. Olsen	(Principal Accounting Officer)

/s/ John Nils Hanson	Chairman of the Board of Directors
John Nils Hanson*

/s/ Steven L. Gerard	Director
Steven L. Gerard*

/s/ Ken C. Johnsen	Director
Ken C. Johnsen*

/s/ Gale E. Klappa	Director
Gale E. Klappa*

/s/ Richard B. Loynd	Director
Richard B. Loynd*

/s/ P. Eric Siegert	Director
P. Eric Siegert*

Exhibit Index

Exhibit Number	Description
*4.1

Amended and Restated Certificate of Incorporation of Joy Global Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated July 12, 2001 (file no. 001-09299), which is hereby incorporated by reference.

*4.2

Amended and Restated Bylaws of Joy Global Inc. as amended on December 18, 2006, filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended October 28, 2006 (file no. 001-09299), which is hereby incorporated by reference.

*4.3

Rights Agreement, dated as of July 16, 2002, between Joy Global Inc. and American Stock Transfer and Trust Company, as rights agent, including the Form of Certificate of Designations, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, filed as Exhibit 4.1 to the Registrant’s Form 8-A filed on July 17, 2002 (file no. 001-09299), which is hereby incorporated by reference.

**4.4	Joy Global Inc. 2007 Stock Incentive Plan
**5.1	Legal Opinion of Sean D. Major, Executive Vice President, General Counsel and Secretary of the Registrant
**23.1	Consent of Sean D. Major (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney of Directors of the Registrant (included on signature page)

* Exhibit incorporated by reference.

** Previously filed